EXHIBIT 17

                                      PROXY
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                        LANCASTER __________________ FUND
                                 June ____, 1999


        The undersigned hereby appoints Thomas C. Smith and Colleen Avery, and each of them, proxies for the undersigned, with full power of substitution to represent the undersigned and to vote all the shares of Lancaster Fund (the "Lancaster Fund") of SMITH HAYES Trust, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Lancaster Fund to be held on June ____, 1999 and at any adjournment thereof.

               Proposal to approve a reorganization of the Lancaster Fund providing for (i) the transfer of substantially all of the assets and liabilities of the Lancaster Fund to Great Plains ("GP Fund"), a separate series of Great Plains Funds, in exchange for shares of GP Fund (the "GP Fund Shares") of equivalent value,
               (ii) the pro rata distribution of those GP Fund Shares to the shareholders of the Lancaster Fund in full redemption of those shareholders' shares in the Lancaster Fund, and (iii) the immediate liquidation and termination of the Lancaster Fund, all as described in the accompanying Combined Proxy Statement/Prospectus.

[    ]   FOR       [       ]   AGAINST                 [       ]   ABSTAIN

And, in their discretion, to transact any other business that may lawfully come before the meeting or any adjournment(s) thereof.


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS YOU DIRECT ON THIS FORM. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.


                                 Dated:     _____________________________, 1999


                             ---------------------------------------------------
                             Signature of Shareholder


                             ---------------------------------------------------
                             Signature of Shareholder

When shares are registered jointly in the names of two or more persons. ALL must sign. Signature(s) must correspond exactly with the name(s) shown. Please, sign, date and return promptly in the enclosed envelope.